February 15, 2005





JP Morgan Value Opportunities Fund, Inc.
1101 Vermont Avenue, N.W.
Washington, D.C.  20005

Dear Sirs:

         You have asked for our opinion with respect to the issuance of shares of JP Morgan Value Opportunities Fund, Inc. (the "Fund") being registered pursuant to post-effective amendment No. 34 under the Securities Act of 1933 to the Fund's registration statement. We have examined and considered such information as we deemed relevant to this matter, including applicable provisions of the Maryland Statutes, the Fund's Articles of Incorporation, pertinent resolutions adopted by the Fund's directors, and the Fund's prospectus dated February 19, 2005. Based upon the foregoing, it is our opinion that the shares, when sold in compliance with the Fund's registration statement, will have been duly and validly authorized and issued as fully paid and non-assessable shares of the Fund.

         We hereby consent to the use of this letter by the Fund in connection with its filing of post-effective amendment No. 34 to the Fund's registration statement on Form N. 1A.

                                                 Very truly yours,

                                                 THOMPSON, O'DONNELL, MARKHAM,
                                                 NORTON & HANNON



                                                 Julian E. Markham, Jr.

JEM,JR/ah